Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FOURTH QUARTER AND THE FULL YEAR OF 2006

Riverhead, New York, January 16, 2007 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the fourth quarter and full year of 2006. Earnings-per-share for the year were $2.20, an increase of 5.3 percent from $2.09 during 2005. Net income for the year was $22,628,000, up 2.4 percent from the same period last year. Earnings-per-share for the quarter were $0.55, a decrease of 1.8 percent from $0.56 during the comparable period of 2005. Net income for the quarter was $5,597,000, down 3.5 percent from the same quarter last year. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, commented, “Return on average equity was 20.81 percent for the quarter, and 22.16 for the year. That compares to 9.73 percent for banks in the New York metropolitan area at September 30, 2006, the date of the most recently available information (source: SNL Securities). Return on average assets was 1.61 percent for both the quarter and year, again compared to 0.89 percent for the New York metro area. Our net interest margin was 5.23 percent and 5.16 percent, compared to 3.87 percent in greater New York. The quality of our assets is high, with net recoveries of 1/10th of a basis point for the quarter, and net charge-offs of 0.28 percent for the year even including the one significant charge-off in our recent past, now behind us as discussed in previous press releases. The Allowance for Loan Losses stands at more than nine times non-performing loans.”

He went on to say, “Nonetheless, it has been a challenging year for reasons we have previously discussed. The yield curve has remained stubbornly, persistently flat or inverted, causing the rates of interest on the assets in which banks typically invest and the monies which fund them to converge. We have been able to maintain our net interest margin by choosing our assets selectively with an eye to maintaining taxable-equivalent yield, and strict adherence to the ‘marginal-cost-of-funds approach’ to managing our funding. However, excess capacity in the industry and the resulting, unsustainable pricing for both assets and liabilities by our competitors, has made it difficult to grow for now. We are more concerned with the profitability of our enterprise in the long-term, and we do not want to encumber it with low-yielding assets or over-priced liabilities that will compromise our net interest margin when the yield curve finally rights itself, as it will, eventually and inevitably. Then we will be able to grow once again with a balance sheet of the quality our shareholders have come to expect. In the meantime, our objective is to maintain the standing of our business, including most importantly the relationships with customers that underlie any successful commercial banking company.”

Mr. Kohlmann concluded, “Boards of Directors and management of commercial banking companies deal completely in other people’s money, whether that of customers, or that of the shareholders who own the business. At Suffolk Bancorp, we believe that every decision we make, whether strategic or tactical, has to be rooted firmly in our fiduciary duty to those constituents. We have always endeavored to make our stock one that investors consider a core holding in their portfolio, positioned to provide good returns over the longest term possible. We believe that we have the discipline to remain firmly focused on that objective, which is the foundation of ongoing shareholder value.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
January 16, 2007

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	4th Q 2006	4th Q 2005	Change	YTD 2006	YTD 2005	Change
EARNINGS
Earnings-Per-Share - Basic	$0.55	$0.56	(1.8)%	$2.20	$2.09	5.3%
Cash Dividends-Per-Share	0.22	0.20	10.0%	0.88	0.79	11.4%
Net Income	5,597	5,800	(3.5)%	22,628	22,102	2.4%
Net Interest Income	16,466	16,483	(0.1)%	65,710	64,361	2.1%

AVERAGE BALANCES
Average Assets	$1,393,475	$1,374,513	1.4%	$1,408,651	$1,386,079	1.6%
Average Net Loans	870,805	869,033	0.2%	892,588	854,158	4.5%
Average Investment Securities	420,596	414,762	1.4%	415,880	428,482	(2.9)%
Average Interest-Earning Assets	1,304,947	1,284,867	1.6%	1,313,894	1,285,544	2.2%
Average Deposits	1,155,893	1,184,123	(2.4)%	1,152,697	1,203,176	(4.2)%
Average Borrowings	113,574	75,863	49.7%	137,511	63,169	117.7%
Average Interest -Bearing Liabilities	828,416	828,783	(0.0)%	859,141	843,131	1.9%
Average Equity	107,585	98,460	9.3%	102,101	99,668	2.4%

RATIOS
Return on Average Equity	20.81%	23.56%	(11.7)%	22.16%	22.18%	(0.1)%
Return on Average Assets	1.61%	1.69%	(5.0)%	1.61%	1.59%	1.3%
Average Equity/Assets	7.72%	7.16%	7.8%	7.25%	7.19%	0.8%
Net Interest Margin (FTE)	5.23%	5.23%	0.0%	5.16%	5.09%	1.4%
Efficiency Ratio	52.24%	49.44%	5.7%	52.34%	50.28%	4.1%
Tier 1 Leverage Ratio Dec.31	8.02%	7.52%	6.6%
Tier 1 Risk-based Capital Ratio Dec. 31	10.56%	9.96%	6.0%
Total Risk-based Capital Ratio Dec. 31	11.28%	10.91%	3.4%

ASSET QUALITY
during period:
Net Charge-offs (Recoveries)	$(3)	$5	(160.0)%	$3,243	$(43)	(7,641.9)%
Net Charge-offs/Average Net Loans (annual) at end of period:	(0.00)%	0.00%	0.0%	0.28%	(0.01)%	(2,900.0)%
Non-accrual & Restructured Loans	$824	$4,459	(81.5)%
Foreclosed Real Estate ("OREO")	—	—	0.0%
Total Non-performing Assets	824	4,459	(81.5)%
Allowance/Non-performing Assets	916.38%	220.41%	315.8%
Allowance/Loans, Net of Discount	0.85%	1.09%	(22.0)%
Net Loans/Deposits	77.60%	77.26%	0.4%

EQUITY
Shares Outstanding	10,242,291	10,406,721	(1.6)%
Common Equity	$108,566	$102,001	6.4%
Book Value Per Common Share	10.60	9.80	8.1%
Tangible Common Equity	107,752	101,187	6.5%
Tangible Book Value Per Common Share	10.52	9.72	8.2%

LOAN DISTRIBUTION
at end of period:
Commercial, Financial & Agricultural Loans	$182,840	179,523	1.8%
Commercial Real Estate Mortgages	292,458	308,436	(5.2)%
Real Estate - Construction Loans	80,687	67,411	19.7%
Residential Mortgages (1st and 2nd Liens)	155,107	131,006	18.4%
Home Equity Loans	76,361	80,775	(5.5)%
Consumer Loans	103,102	132,930	(22.4)%
Other Loans	892	4,956	(82.0)%

Total Loans (Net of Unearned Discounts)	$891,447	$905,037	(1.5)%

PRESS RELEASE
January 16, 2007

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	December 31,		Change
	2006	2005
ASSETS
Cash & Due From Banks	$43,576	$48,530	(10.2)%
Investment Securities:
Available for Sale, at Fair Value	403,246	400,038	0.8%
Obligations of States & Political Subdivisions	9,913	11,378	(12.9)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	4,446	5,158	(13.8)%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	418,343	417,312	0.2%

Total Loans	891,447	905,037	(1.5)%
Allowance for Loan Losses	7,551	9,828	(23.2)%

Net Loans	883,896	895,209	(1.3)%

Premises & Equipment, Net	22,471	22,792	(1.4)%
Accrued Interest Receivable, Net	7,609	6,747	12.8%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	15,940	18,462	(13.7)%

TOTAL ASSETS	$1,392,649	$1,409,866	(1.2)%

LIABILITIES & STOCKHOLDERS' EQUITY
Demand Deposits	$426,924	$424,320	0.6%
Saving, N.O.W. & Money Market Deposits	438,190	521,156	(15.9)%
Time Certificates of $100,000 or More	81,842	15,825	417.2%
Other Time Deposits	192,119	197,406	(2.7)%

Total Deposits	1,139,075	1,158,707	(1.7)%

Federal Funds Purchased	—	7,700	(100.0)%
Federal Home Loan Bank Borrowings	67,000	83,000	(19.3)%
Repurchase Agreements	53,135	37,275	42.5%
Dividend Payable on Common Stock	2,253	2,081	8.3%
Accrued Interest Payable	3,373	1,722	95.9%
Other Liabilities	19,247	17,380	10.7%

TOTAL LIABILITIES	1,284,083	1,307,865	(1.8)%

STOCKHOLDERS' EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,242,291 and 10,406,721 shares outstanding at December 31, 2006 and 2005, respectively)	33,911	33,884	0.1%
Surplus	19,931	19,440	2.5%
Treasury Stock at Par (3,322,100 and 3,147,015 shares, respectively)	(8,305)	(7,868)	5.6%
Retained Earnings	67,099	58,823	14.1%

	112,636	104,279	8.0%

Accumulated Other Comprehensive Loss, Net of Tax	(4,070)	(2,278)	78.7%

TOTAL STOCKHOLDERS' EQUITY	108,566	102,001	6.4%

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,392,649	$1,409,866	(1.2)%

PRESS RELEASE
January 16, 2007

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended		Change	For the Year to Date		Change
	12/31/06	12/31/05		2006	2005
INTEREST INCOME
Federal Funds Sold	$177	$11	1,509.1%	$281	$91	208.8%
United States Treasury Securities	110	97	13.4%	397	385	3.1%
Obligations of States & Political Subdivisions	1,163	711	63.6%	4,001	2,240	78.6%
Mortgage-Backed Securities	2,056	2,066	(0.5)%	7,982	9,597	(16.8)%
U.S. Government Agency Obligations	1,217	1,229	(1.0)%	4,879	4,896	(0.3)%
Corporate Bonds & Other Securities	85	33	157.6%	343	147	133.3%
Loans	17,187	15,717	9.4%	68,326	58,317	17.2%

Total Interest Income	21,995	19,864	10.7%	86,209	75,673	13.9%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,185	1,026	15.5%	4,791	3,689	29.9%
Time Certificates of $100,000 or more	978	148	560.8%	2,034	543	274.6%
Other Time Deposits	1,819	1,401	29.8%	6,714	4,888	37.4%
Federal Funds Purchased & Repurchase Agreements	721	400	80.3%	2,955	1,252	136.0%
Interest on Other Borrowings	826	406	103.4%	4,005	940	326.1%

Total Interest Expense	5,529	3,381	63.5%	20,499	11,312	81.2%

Net-interest Income	16,466	16,483	(0.1)%	65,710	64,361	2.1%
Provision for Loan Losses	21	450	(95.3)%	966	1,575	(38.7)%

Net-interest Income After Provision	16,445	16,033	2.6%	64,744	62,786	3.1%

OTHER INCOME
Service Charges on Deposit Accounts	1,335	1,471	(9.2)%	5,548	5,670	(2.2)%
Other Service Charges, Commissions & Fees	848	657	29.1%	3,097	2,542	21.8%
Fiduciary Fees	322	325	(0.9)%	1,252	1,183	5.8%
Other Operating Income	312	358	(12.8)%	775	771	0.5%

Total Other Income	2,817	2,811	0.2%	10,672	10,166	5.0%

OTHER EXPENSE
Salaries & Employee Benefits	5,978	5,628	6.2%	23,897	22,223	7.5%
Net Occupancy Expense	988	985	0.3%	3,950	3,764	4.9%
Equipment Expense	559	478	16.9%	2,113	2,055	2.8%
Other Operating Expense	2,549	2,448	4.1%	10,015	9,432	6.2%

Total Other Expense	10,074	9,539	5.6%	39,975	37,474	6.7%

Income Before Provision for Income Taxes	9,188	9,305	(1.3)%	35,441	35,478	(0.1)%
Provision for Income Taxes	3,591	3,505	2.5%	12,813	13,376	(4.2)%

NET INCOME	$5,597	$5,800	(3.5)%	$22,628	$22,102	2.4%

Average: Common Shares Outstanding	10,238,718	10,412,798	(1.7)%	10,279,870	10,570,896	(2.8)%
Dilutive Stock Options	29,448	30,896	(4.7)%	23,639	29,318	(19.4)%

Average Total	10,268,166	10,443,694	(1.7)%	10,303,509	10,600,214	(2.8)%

EARNINGS PER COMMON SHARE
Basic	$0.55	$0.56	(1.8)%	$2.20	$2.09	5.3%
Diluted	$0.55	$0.56	(1.8)%	$2.20	$2.09	5.3%